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UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2012

BnetEFactor, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number:  333-178000

Nevada (State or other jurisdiction of incorporation) (I.R.S. Employerof incorporation)	30-0523156 (I.R.S. Employer Identification No.)
122 West 26th Street, 5th Floor New York, NY (Address of principal executive offices)	10001 (Zip Code)

Registrant’s telephone number, including area code:  (855) 263-8332

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.02

Termination of a Material Definitive Agreement.

On November 30, 2012, we entered into an Asset Purchase Agreements (the “EFactor Asset Purchase Agreement”) with The E-Factor Corp., a Delaware corporation (“EFactor”), pursuant to which we agreed to purchase certain assets and intellectual property owned by EFactor in exchange for shares of our common stock.  E-Factor is controlled by Adriaan Reinders, our President and Marion Freijsen, our Chief Operating Officer. Mr. Reinders and Ms. Freijsen collectively have beneficial ownership of 44.3% of our 8,800,000 outstanding shares of Common Stock.  Our entry into the EFactor Asset Purchase Agreement was reported in our current report on Form 8-K, dated November 30, 2012.

Mr. Reinders has informed our board that EFactor desires to terminate the EFactor Asset Purchase Agreement and our board adopted a resolution accepting the termination of proposed transaction, effective December 31, 2012.

On November 30, 2012, we entered into an Exchange Agreement with Five5Five PTE Ltd. (“Five5Five”), the principal shareholder of Home Training Initiative Ltd, a United Kingdom company (“HT”) to acquire all of the capital stock of HT in exchange for shares of common stock (the “HT Exchange Shares”).

We have received notice from Five5Five that it desires to terminate Exchange Agreement and our board has adopted a resolution accepting the termination of the propose transaction, effective December 31, 2012.

Item 9.01

 Financial Statements and Exhibits.

(d)

Exhibits.

None

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BnetEFactor, Inc.

 (Registrant)

Dated: January 2, 2012

By:

/S/ Adriaan Reinders

            Name:  Adriaan Reinders

Title:

President

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